UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)

333-280336
73-1733867
(I.R.S. Employer Identification Number)

Delaware

(State or other jurisdiction of incorporation or organization)

6199

(Primary Standard Industrial Classification Code Number)

221 Main Street, 3rd Floor

San Francisco, CA 94105

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code: (415) 593-5400

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported by Prosper Marketplace, Inc. (the “Company”) in its Current Report on Form 8-K dated January 10, 2025, Melinda Marchesi departed as the Company’s Chief Marketing Officer, effective January 15, 2025. In connection with Ms. Marchesi’s departure, the Company and Ms. Marchesi entered into a separation agreement (the “Separation Agreement”), effective as of January 23, 2025.

Under the terms of the Separation Agreement, in return for a general release of claims against the Company and its affiliates, Ms. Marchesi will receive a cash severance payment equal to nine (9) months base salary (subject to applicable withholding) and a continuation of healthcare benefits for a period of nine (9) months beginning on the execution date of the Separation Agreement. Ms. Marchesi is also subject to customary post-employment confidentiality and other restrictive covenants.

The foregoing summary of the terms of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: January 29, 2025	By:	/s/ Edward R. Buell III
Edward R. Buell III
General Counsel and Secretary